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                                                                    Exhibit 10.1

Mark T. Schuur, CFO
The Pathways Group Inc.
14201 NE 200th ST
Woodinville, WA 98072-8444

Dear Mr. Schuur:

This Covenant Agreement (this "Agreement") is entered into as of the date set forth below between Union Bank of California, N.A. ("Bank") and the undersigned ("Borrower") with respect to each and every extension of credit (whether one or more, collectively referred to as the "Loan") from Bank to Borrower, but excluding any credit which is secured by real property and any credit subject to the provisions of any state or Federal consumer credit or truth-in-lending statute or regulation.

The Loan is evidenced by one or more promissory notes or other evidence of indebtedness, including each amendment, extension, renewal or replacement thereof, which are incorporated herein by this reference (whether one or more, collectively referred to as the "Note"). Any financial statement required by this Agreement must be prepared in accordance with generally accepted accounting principles and in a form satisfactory to the Bank. In consideration of the Loan, Bank and Borrower agree to the following terms and conditions:

LIQUIDITY REQUIREMENT
Borrower will maintain at all times unencumbered and unrestricted liquid assets in an aggregate amount equal to at least $250,000.00. Liquid assets shall mean immediately available: cash, bank deposit or accounts, obligations of or guaranteed by the U.S. Government or an agency thereof; stocks, bonds and other debt instruments regularly traded on the New York or American stock exchanges or NASDAQ with a price per share of less than $7.50 and which can readily converted into cash. In the event of violation of this liquidity maintenance provision, Borrower shall have fifteen days from the even of default to provide additional cash collateral sufficient to fully secure all outstanding obligations to the Bank.

FINANCIAL STATEMENTS AND TAX RETURNS
Borrower to provide Bank with a copy of Borrower's SELF-PREPARED financial statement, including balance sheet and income statement, within 30 days of each quarter end. Borrower to provide Bank with a copy of Borrower's CPA AUDITED financial statement within 120 days after each FISCAL YEAR END.

COLLATERAL REQUIREMENT
Borrower shall provide Bank with minimum cash collateral of $250,000.00 in the form of Certificate(s) of Deposit. For purposes of measuring the Liquidity Requirement described above, Bank and Borrower agree that subject cash collateral shall be counted among liquid assets.
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The Pathways Group Inc.
Covenant Agreement
Page 2


This Covenant Agreement supersedes and replaces in its entirety that certain letter from Bank to Borrower dated August 13, 1998.

Sincerely,


/s/ Patricia Kach
Vice President

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

Accepted and Agreed this 6/22/99

The Pathways Group, Inc., ("Borrower")


By: /s/ MARK T. SCHUUR
    -----------------------------
    Mark T. Schurr, CFO/Treasurer